Exhibit 99.1

Investor Relations:

General Counsel

Gregory Harrison, 888-600-1044 ext. 9

info@pocketfinder.com

Location Based Technologies, Inc. CEO Letter to Shareholders

IRVINE, Calif. December 19, 2013 Location Based Technologies® Inc. () CEO, Dave Morse, has released a letter to shareholders.

Dear Fellow Shareholders,

As calendar year 2013 draws to a close I wanted to give you a current company update.

As we indicated in our November 14th press release, our device sales for October, November and December of this year are strong and will set the new high-watermark for our holiday sales. Our business continues to grow and we’re making significant strides in a number of critical areas which I’ll discuss in more detail below.

This calendar year has been a good year for our company and we expect the growth to continue in 2014. We’re already off to a good start as we anticipate generating approximately $416,000 in revenue for the first fiscal quarter of 2014 (which is September, October, November). During the same period last year, we generated $208,555 in revenue, so we’ve just about doubled our performance.

US Military and Government

Recently, the government lifted the spending sequester on the US military. This is good news for us, as it means that the particular branches of the armed forces that had previously tested our units but couldn’t purchase them due to the spending cuts may soon be able to place orders. Congress must still approve new budgets for various branches of the military, and those budgets must include discretionary dollars that can be spent on items such as our GPS tracking units. However, if that happens, we believe we will stand a strong chance of receiving orders from the military in the next calendar year.

Additionally, the FBI and the Forestry Services are in the process of testing our devices and we’re continuing to work with the Department of Energy to finalize our joint project which is expected to begin in the first quarter of 2014.

Asia

We have recently engaged a distributor who has begun selling PocketFinder personal and PocketFinder vehicle units in Australia. This same distributor is also working to initiate sales channels in the Philippines and Malaysia where interest for our products appears to be high.

PocketFinder sales are also ready to begin through Apple in Singapore as soon as our devices receive approval from Singapore’s regulatory agency, the Infocomm Development Authority of Singapore (the “IDA”). Our devices are currently being reviewed by the IDA, but we don’t have any visibility as to how long the approval might take.

We continue to work diligently to get through the regulatory hurdles in China so we can begin selling PocketFinder products. This process has been far more protracted than anticipated and we’re not sure how much longer it will last. Based on some initial feedback we’ve received, there are some alternative approaches we could pursue which would allow us to begin selling an LBT product in China more quickly. We are currently exploring these alternate avenues and look to begin selling in China as soon as commercially possible.

Europe

Our relationship with EE (the largest carrier in the UK) remains strong as we are currently in discussions to expand the scope of our partnership. We are also fairly close to finalizing distribution relationships in Poland, France and Scandinavia. Additionally, a very large theme park in the UK has tested our PocketFinder product and has expressed interest in purchasing units to rent to their guests while they are in the park. We expect to have a final purchasing decision from them by March of 2014. This company owns several theme parks around the world and serves over 50 million guests annually.

Airlines

As you’re probably aware, we’ve been working with some large air lines that have a need for a GPS tracking solutions such as ours. Initially, they tested our products and requested a modification to the hardware so that a worker could more easily charge the units while on the tarmac. We made the requested alteration and resubmitted the units for testing. Currently, the new units are being evaluated and we expect to reach a go/no-go decision point with this particular airline in the first calendar quarter of 2014.

Auto Market

Over the last 6 months we have made a concerted push to get our PocketFinder vehicle product into the auto market and our product is being well received. The program provides auto dealerships with a financial incentive to sell our product to their customers, as an add-on feature to their new or pre-owned vehicle. We were expecting to have our first dealer signed up by the end of 2013, but it may slide into January, 2014. The auto market is obviously a large opportunity for us and we intend to pursue it aggressively.

South America

We have two great partners in Columbia and Ecuador that have been successfully selling our PocketFinder products for some time. Under the direction of our Ecuadorian partner, we submitted our devices for government certification, which would allow them to sell PocketFinder devices directly to the government of Ecuador. We recently received the necessary certifications and we have a 1,200 piece purchase order from the government of Ecuador which is currently pending. Based on the feedback we are receiving from these two partners, we expect strong sales to continue through 2014.

Canada

We recently added Best Buy, Canada (a.k.a. Future Shop) to our list of resellers for our PocketFinder products. We have just made our first shipment of PocketFinder products to Best Buy and expect our devices to be for sale in select stores and online in January of 2014.

2014 Projections

Based on our current order pipeline we expect to generate $4,000,000-$5,000,000 of new sales revenue in calendar year 2014. This estimate does not include recurring subscription revenue, which could be an additional $200,000 - $400,000 per month. Our sales projections are based largely on estimates provided to us by our current stable of resellers and distributors. This estimate also includes a significant re-order from a large existing customer, who has indicated a need for 12,000-15,000 units next year. These estimates do not include sales to the US military.

Every day we continue to get closer to reaching the profitability milestone. It is our singular focus. One large order with a good profit margin should get us there, and it’s possible that could occur within the first calendar quarter of 2014. But even without a “home run” order, our company is still continuing to grow at a very respectable pace.

We appreciate your ongoing support and I look forward to providing another update in the near future. I wish everybody a happy and safe holiday season and a prosperous New Year.

Sincerely,

David M. Morse, PhD

CEO

Forward Looking Statements

This letter contains certain forward-looking statements of our intentions, hopes, beliefs, expectations, strategies, and predictions with respect to future activities or other future events or conditions within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are usually identified by the use of words such as “believe,” “will,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “should,” “could,” or similar expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. Actual results may materially different from the results, levels of activity, performance or achievements, express or implied by these forward-looking statements.

 Although we believe that the assumptions underlying the forward-looking statements contained in this report are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. We will not update these statements unless the securities laws require us to do so. Accordingly, you should not rely on forward-looking statements because they are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those contemplated by the forward-looking statements.